UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montréal, Québec, Canada		H3B 5H2
(Address of principal executive offices)		(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

AbitibiBowater Inc. (the “Company”) announced on December 9, 2009 that on that date its direct subsidiary Abitibi-Consolidated Inc. (“ACI”) entered into a CAN$230 million ($218 million) Super Priority Debtor-In-Possession Credit Facility (the “ULC DIP Facility”) with 3239432 Nova Scotia Company, a wholly-owned unlimited liability company subsidiary of the Company (the “ULC”). This agreement follows the sale by ACI’s direct subsidiary Abitibi-Consolidated Company of Canada (“ACCC”) of its 60% interest in Manicouagan Power Company (“MPCo”) and the resulting repayment of all amounts outstanding under, and termination of, the US$100 Million Superpriority Senior Secured Debtor In Possession Credit Facility dated May 6, 2009 among ACI, Donohue Corp. and Bank of Montreal, guaranteed by Investissement Québec (as amended, the “ACI DIP Facility”), as more fully described under Item 2.01 below and incorporated herein by reference.

CAN$130 million ($123 million) of the ULC DIP Facility was drawn at closing pursuant to the Superior Court of Québec’s (the “Canadian Court”) November 16, 2009 order (restated on November 23, 2009) approving the ULC DIP Facility and the distribution of certain proceeds from the sale of MPCo, which the Canadian Court granted in connection with the creditor protection proceedings of certain of the Company’s Canadian subsidiaries (including ACI and ACCC) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”). Subsequent draws of up to CAN$50 million ($47 million) in the aggregate will be advanced upon five business days’ notice, subject to meeting certain draw down requirements and to certain conditions determined by the Canadian Court, and the remaining CAN$50 million ($47 million) will become available only upon further order of the Canadian Court. Loans made under the ULC DIP Facility will bear no interest, except in the case of an overdue payment.

The proceeds of the loans will be used by ACI and certain of its subsidiaries for working capital and other general corporate purposes, including the repayment of a portion of the ACI DIP Facility, costs of the creditor protection proceedings under the CCAA and fees and expenses associated with the ULC DIP Facility.

ACI’s obligations under the ULC DIP Facility are guaranteed by certain of its subsidiaries and secured by super-priority liens on all present and after-acquired property of ACI and its subsidiary guarantors, but subordinate to: (i) an administrative charge not exceeding CAN$6 million ($5.7 million) of professional fees and disbursements in connection with the proceedings under the CCAA; (ii) a directors’ charge not exceeding CAN$22.5 million ($21.3 million) and (iii) the CDN$140 million ($114 million) charge granted by the Canadian Court in connection with the ACI DIP Facility (but only to the extent of the subrogation rights of certain secured creditors of ACI, estimated to be in an aggregate amount of approximately CAN$40 million ($38 million)).

All loans advanced under the ULC DIP Facility are to be repaid in full, and the ULC DIP Facility will terminate, on the earliest of: (i) December 31, 2010, (ii) the effective date of a plan of reorganization for the Company and its subsidiaries in connection with the creditor protection proceedings under the CCAA and Chapter 11 of the U.S. Bankruptcy Code, as applicable, and (iii) the acceleration of the ULC DIP Facility or the occurrence of an event of default. Loans must be prepaid to the extent the ULC does not have sufficient funds to make a guarantee payment (as further described under Item 2.01 below); as of the date of closing, the ULC maintained an approximately CAN$52 million ($49 million) reserve for this purpose.

The ULC DIP Facility contains usual and customary events of default and covenants for debtor in possession financings of this type, including among other things, the obligation for Abitibi to provide a weekly cash flow forecast and certain monthly financial information.

The ULC is a wholly-owned subsidiary of ACCC and was created pursuant to the MPCo transaction documents to secure certain payment and indemnification obligations of ACI, ACCC and the ULC in favor of Alcoa Ltd. and related parties thereunder, as further described under Item 2.01 below.

A copy of the ULC DIP Facility is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. This description of the ULC DIP Facility is not complete and is qualified in its entirety by reference thereto. U.S. dollar figures in the foregoing description assume an exchange rate of CAN$1.00 equal to $0.9477, the Bank of Canada daily noon rate on the day of closing.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT

The information provided pursuant to Item 1.01 of this Current Report on Form 8-K regarding the ULC DIP Facility is incorporated into this Item 2.03 by reference.

ITEM 8.01.	OTHER EVENTS.

Closing of MPCo Sale

AbitibiBowater Inc. (the “Company”) announced on December 9, 2009 the closing on that date of the previously disclosed series of transactions resulting in the sale by its indirect subsidiary Abitibi-Consolidated Company of Canada (“ACCC”) to HQ Manicouagan Inc., a wholly-owned direct subsidiary of Hydro-Québec, of ACCC’s 60% interest in the Manicouagan Power Company (“MPCo”). The remaining 40% was held by Alcoa Canada Ltd. (collectively with certain affiliates, “Alcoa”). Until its wind-up and the transfer of its assets and liabilities (subject to certain exclusions) in connection with these transactions, MPCo owned and operated the 335MW McCormick hydroelectric facility on the Manicouagan River in the Province of Québec. Alcoa maintains a corresponding 40% interest in the new entity created to operate the hydroelectric facility.

The Company applied the CAN$615 million ($583 million) gross cash proceeds from the sale in the manner specified in orders of Superior Court of Québec (the “Canadian Court”) related thereto, specifically:

•

CAN$282 million ($267 million) was set aside temporarily in 3239432 Nova Scotia Company, a wholly-owned unlimited liability subsidiary of the Company (the “ULC”), to secure certain indemnities and undertakings provided to Alcoa in the transaction documents, and the ULC entered into a guarantee agreement with Alcoa for this purpose;

•

CAN$58 million ($55 million) (CAN$27 million ($26 million) of which from proceeds of the ULC DIP Facility, as defined above) was used to repay all amounts outstanding under the US$100 Million Superpriority Senior Secured Debtor In Possession Credit Facility dated May 6, 2009 among Abitibi-Consolidated Inc. (“ACI”), Donohue Corp. and Bank of Montreal, guaranteed by Investissement Québec, as amended;

•	CAN$200 million ($190 million) was used as a partial repayment of ACCC’s 13.75% Senior Secured Notes due 2011;

•

approximately CAN$71 million ($67 million) was used to pay taxes incurred by Alcoa and its affiliates as a result of the transaction, ACCC’s estimated transaction costs, pre-filing amounts owed to the distribution division of Hydro-Québec by ACCC and its affiliates, including amounts owed by Bowater Canadian Forest Products Inc., a wholly-owned subsidiary of the Company, as well as pre-filing amounts owed to MPCo and Alcoa for electricity purchased by ACCC from MPCo and to make certain other adjustments contemplated by the acquisition agreement; and

•	approximately CAN$31 million ($29 million) is subject to a two-year holdback by HQ Manicouagan Inc. (and guaranteed by Hydro-Québec).

The effect of this series of transactions is to provide ACI and its subsidiaries with additional net liquidity of approximately CAN$168 million ($159 million). In connection with the foregoing, the Company has also entered into a power supply agreement with Hydro-Québec’s distribution division for the supply of electricity to the Company’s Baie-Comeau, Québec paper mill.

U.S. dollar figures in the foregoing description assume an exchange rate of CAN$1.00 equal to $0.9477, the Bank of Canada daily noon rate on the day of closing. There is no material relationship between Hydro-Québec and any of the Company or any of its affiliates, or any director or officer of the Company, or any of their associates.

Monitor’s Report

On December 9, 2009, Ernst & Young Inc. (“E&Y”), as Monitor, filed a report (the “Monitor’s Report”) with the Superior Court of Québec (the “Canadian Court”) in connection with the creditor protection proceedings previously instituted by certain wholly-owned subsidiaries of AbitibiBowater Inc. (the “Company”), namely Abitibi-Consolidated Inc. and certain of its subsidiaries, and Bowater Canadian Holdings Incorporated and certain of its subsidiaries (collectively, the “Canadian Petitioners”), under the Companies Creditors Arrangement Act (Canada). The purpose of the Monitor’s Report is to provide the Canadian Court with a report on: (A) the five week cash flow results of the Canadian Petitioners for the period from October 19, 2009 to November 22, 2009 and to provide details on: (i) an update regarding the overview of the current market conditions in the forest products industry provided in the twentieth report of the Monitor dated November 4, 2009, (ii) the receipts and disbursements of Abitibi-Consolidated Inc. and its subsidiaries and Bowater Canadian Forest Products Inc. for the reporting period, with a discussion of the variances from the respective forecasts set forth in the twentieth report of the Monitor, (iii) the current liquidity and revised cash flow forecasts of Abitibi-Consolidated Inc. and its subsidiaries and Bowater Canadian Forest Products Inc. for the

17-week period ending March 21, 2010 and (iv) an update with respect to certain key performance indicators, and (B) an update on an agreement between ACH Limited Partnership (an indirect subsidiary in which the Company holds a 75% interest) and the Ontario Power Authority with respect to the price ACH Limited Partnership is to receive for power sold to the Ontario Power Authority. A copy of the Monitor’s Report is attached as Exhibit 99.1 and is incorporated herein by reference.

The Monitor’s Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of the Canadian Petitioners’ compliance with the monthly reporting requirements of the Canadian Court. The financial information in the Monitor’s Report has not been audited, reviewed or otherwise verified for accuracy or completeness by E&Y. Some of the information referred to in the Monitor’s Report consists of forecasts and projections.

Readers are cautioned that, since these projections are based upon assumptions about future events and conditions, the actual results will vary from the projections, even if the assumptions materialize, and the variations could be significant. The Monitor’s Report is in a format required by the Canadian Court and should not be used for investment purposes.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	CAN$230 million Super Priority Debtor-In-Possession Credit Facility dated December 9, 2009 between Abitibi-Consolidated Inc. and 3239432 Nova Scotia Company

99.1	Twenty-Fifth Report of the Monitor, dated December 9, 2009

99.2	AbitibiBowater Inc. press release dated December 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

Date: December 15, 2009	By:	/s/ JACQUES P. VACHON
	Name:	Jacques P. Vachon
	Title:	Senior Vice President and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.1	CAN$230 million Super Priority Debtor-In-Possession Credit Facility dated December 9, 2009 between Abitibi-Consolidated Inc. and 3239432 Nova Scotia Company

99.1	Twenty-Fifth Report of the Monitor, dated December 9, 2009

99.2	AbitibiBowater Inc. press release dated December 9, 2009

7